Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney, APR

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Authorization for Additional Share Repurchases

ATLANTA — August 29, 2017 (GLOBE NEWSWIRE) — HD Supply Holdings, Inc. (Nasdaq:HDS) (the “Company”) today announced that the Company’s Board of Directors authorized the Company to enter into a new $500 million share repurchase program for the repurchase of an additional amount of the Company’s common stock, subject to the limitations discussed below.  The Company completed its previously authorized $500 million share repurchase program on August 8, 2017, purchasing a total of 15.9 million shares of the Company’s common stock at an average price of $31.37 per share.

The Company will conduct repurchases under the new share repurchase program in the open market and through broker negotiated purchases in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, and subject to market conditions, restrictive covenants contained in existing debt agreements, applicable legal requirements, and other relevant factors. The share repurchases will be funded from the Company’s available cash balances. This share repurchase program does not obligate the Company to acquire any particular amount of its common stock, and it may be terminated at any time at the Company’s discretion. The Company had approximately 187 million shares of common stock outstanding as of August 27, 2017.

About HD Supply

HD Supply Holdings, Inc., including its indirect subsidiary HD Supply, Inc. (together, “HD Supply”) (www.hdsupply.com), is one of the largest industrial distributors in North America. HD Supply provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in maintenance, repair and operations and specialty construction sectors. Through approximately 260 locations across 36 states and six Canadian provinces, HD Supply’s approximately 11,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements

This press release includes “forward-looking statements” under the U.S. federal securities laws. Forward-looking statements are based on management’s beliefs, assumptions, and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those “Risk factors” in the Company’s annual report on Form 10-K, for the fiscal year ended January 29, 2017, filed on March 14, 2017, its quarterly report on Form 10-Q, for the fiscal quarter ended April 30, 2017, filed on June 6, 2017 and otherwise described from time to time in the Company’s, and HD Supply, Inc.’s, other filings with the U.S. Securities and Exchange Commission, which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.